Exhibit 99.2

Harbor Custom Development, Inc. Announces Closing of $36 Million Public Offering

of Convertible Preferred Shares & Warrants

Gig Harbor, Washington, October 7, 2021 – Harbor Custom Development, Inc. (Nasdaq: HCDI, HCDIP, HCDIW, HCDIZ) (“Harbor,” “Harbor Custom Homes®,” or the “Company”), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced the closing of its previously announced underwritten public offering (the “Offering”) of 2,400,000 shares of 8.0% Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) and 13,800,000 warrants to each purchase one share of common stock, including 1,800,000 warrants as a result of a partial exercise of the over-allotment option granted to the underwriter (“Warrants”).

Harbor Custom Development, Inc. received gross proceeds of approximately $36.0 million from the Offering, prior to deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds from the Offering for land acquisition, construction, and development, and working capital.

The Warrants began trading on The Nasdaq Capital Market on October 5, 2021 under the symbol “HCDIZ.”

ThinkEquity acted as sole book-running manager for the Offering.

A registration statement on Form S-1 (File No. 333-259465) relating to the offer and sale of the securities referred to herein was filed by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, (the “Securities Act”), and was declared effective by the SEC on October 4, 2021 and a related registration statement on Form S-1 (File No. 333-260040) was filed pursuant to Rule 462(b) of the Securities Act to increase the size of the Offering set forth in the earlier effective registration statement on Form S-1. A final prospectus related to the offering was filed and made available on the SEC’s website. Copies of the final prospectus may be obtained from ThinkEquity, 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673, by email at prospectus@think-equity.com.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington’s Puget Sound region; Sacramento, California; Austin, Texas; and Punta Gorda, Florida. Harbor has active or recently sold-out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, Belfair, Allyn, Port Orchard, Lacey, Burien, Yelm, and Blaine in the state of Washington. In addition, Harbor has acquired land and will begin constructing homes in three new markets. In the Sacramento metro market, Harbor will be constructing homes in completed subdivisions in both Rocklin and Auburn, California. In the Austin metro market, Harbor has acquired developed lot inventory in Dripping Springs, Driftwood, and Horseshoe Bay, Texas. The Company recently acquired property in Punta Gorda, Florida, and plans to begin construction of oceanfront condominiums there in 2022. Harbor Custom Development’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the completion of the Offering, the amount of proceeds, the listing of the Company’s securities and the Company’s future operational plans. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, including under the heading “Risk Factors” in the Company’s registration statement on Form S-1. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

Investor Relations

Hanover International

IR@harborcustomdev.com

866-744-0974